Exhibit 5


Donna M. Levy
Seionr Counsel

                                                Constellation Energy Group, Inc.
                                                             250 W. Pratt Street
                                                                      23rd Floor

                                                  Baltimore, Maryland 21201-2437
                                                                    410-783-3623


 [Company Logo]



                                        September 29, 2000



Constellation Energy Group, Inc.
250 West Pratt Street
Baltimore, MD 21201

Ladies and Gentlemen:

         I am a Senior Counsel for Constellation Energy Group, Inc., a Maryland corporation (the "Company"), and am furnishing this opinion in connection with the Company's registration statement on Form S-8 filed on the date hereof (the "Registration Statement") to register under the Securities Act of 1933, as amended, 2 million shares (the "Shares") of common stock (no par value) of the Company (the "Common Stock"), to be granted pursuant to the Constellation Energy Group, Inc. Management Long-Term Incentive Plan (the "Plan").

         In connection with this opinion, I have considered such records and documents, and made such examinations of law as I have deemed relevant. I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

         I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

         This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                           Sincerely yours,

                                           /s/ Donnan M. Levy